Exhibit 99.1

For Immediate Release

Veracyte Announces First Quarter 2015 Financial Results

First Quarter Revenue Increased 50%, Compared to the Same Quarter in 2014

Conference Call and Webcast Today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 14, 2015 — Veracyte, Inc. (NASDAQ: VCYT) today reported financial results for the first quarter ended March 31, 2015 and provided an update on recent business progress. For the first quarter of 2015, revenue was $11.2 million, an increase of 50%, compared to $7.5 million for the first quarter of 2014.

“Our results demonstrate continued execution on our strategy to increase the breadth and depth of Afirma® adoption across both community and institutional accounts,” said Bonnie H. Anderson, Veracyte’s president and chief executive officer. “Our solid performance in the first quarter reflects our focus on maintaining strong commercial momentum with Afirma, which is fueled by expanded reimbursement and payer contracts, as health systems appreciate our proposition of reducing unnecessary thyroid surgeries and their related costs.”

First Quarter 2015 Financial Results

•                  Veracyte reported 4,020 Afirma Gene Expression Classifier (GEC) tests during the first quarter of 2015, compared to 3,098 during the same period in 2014, an increase of 30%.

•                  Operating expenses for the first quarter of 2015 were $18.8 million, compared to operating expenses of $14.1 million for the same period in 2014. Operating expenses include cost of revenue of $4.6 million for the first quarter of 2015 versus $3.6 million for the comparable period in 2014.

•                  Net loss for the first quarter of 2015 was $7.6 million, or $0.34 per common share, compared to a net loss of $6.7 million, or $0.32 per common share for the same period in 2014.

•                  Cash and cash equivalents as of March 31, 2015 totaled $25.8 million. On April 28, 2015, Veracyte completed a $40.0 million private placement of common stock to new and existing investors, with net proceeds of approximately $37.3 million.

First Quarter and Recent Business Highlights

•                  In April, Veracyte received coverage for the Afirma GEC from CareFirst, a Blue Cross Blue Shield plan in the mid-Atlantic region, and also added Hawaii Medical Service Association in the quarter, bringing the company’s Blues coverage to eight plans and the total lives under coverage to nearly 150 million.

•                  In April, the company signed an exclusive agreement with NewBridge Pharmaceuticals, a specialty therapeutics company with strong experience distributing novel molecular tests, to commercialize the Afirma GEC in the Middle East and North Africa.

•                  Veracyte accelerated its entry into the pulmonology market last month by launching its Percepta™ Bronchial Genomic Classifier, a new genomic test designed to resolve ambiguity in lung cancer diagnosis. The company is making the Percepta test available to a limited number of institutions across the country as it builds the library of clinical evidence to support payer coverage for the test.

•                  Data from the AEGIS II study, the second of two prospective, multicenter clinical validation studies demonstrating the performance of the Percepta test, will be presented next week at the American Thoracic Society (ATS) 2015 International Conference. AEGIS I data were presented at ATS 2014, and data from both have been submitted for journal publication. In addition, data will be presented on the company’s second pulmonology product — a test under development for idiopathic pulmonary fibrosis — also at ATS 2015.

•                  Veracyte announced a research collaboration with GE, a world leader in medical imaging, to explore the concept of deriving innovative diagnostic approaches from a combination of digital imaging and genomic technologies, with a goal of improving patient care and reducing healthcare costs.

2015 Financial Outlook

Veracyte reiterates its 2015 annual revenue guidance of $48 million to $53 million, as well as its forecast to achieve annual Afirma GEC test volume in the range of 19,000 to 21,000.

Conference Call & Webcast Details

Veracyte will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss the company’s financial results and provide a general business update. The live webcast and subsequent replay may be accessed by visiting Veracyte’s website at http://investor.veracyte.com. Alternatively, please call (855) 541-0980 (U.S.) or (970) 315-0440 (international) to listen to the live conference call. The conference ID number is 39870267. The webcast replay will be available on the company’s website approximately two hours following completion of the call.

About Veracyte

Veracyte (NASDAQ: VCYT) is pioneering the field of molecular cytology, focusing on genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s first commercial solution, the Afirma Thyroid FNA Analysis, centers on the proprietary Afirma Gene Expression Classifier (GEC) to resolve ambiguity in diagnosis and is becoming a new standard of care in thyroid nodule assessment. The Afirma test is recommended in leading practice guidelines and is covered for nearly 150 million lives in the United States, including through Medicare and many commercial insurance plans. Veracyte intends to expand its molecular cytology franchise to other clinical areas, beginning with difficult-to-diagnose lung diseases. In April 2015, the company launched the Percepta Bronchial Genomic Classifier, a test to resolve preoperative ambiguity in lung nodules that are suspicious for cancer. Veracyte is also developing a second product in pulmonology, targeting interstitial lung diseases, including idiopathic pulmonary fibrosis. For more information, please visit www.veracyte.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our beliefs regarding the drivers of adoption of Afirma, our expectations with respect to the success of our entry into the pulmonology market, our expectations regarding full-year 2015 guidance and forecast for annual GEC test volume, and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: our limited operating history and history of losses; our ability to increase usage of and reimbursement for Afirma and to obtain reimbursement for any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting from payers for our test; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our dependence on strategic relationships and our ability to successfully convert new accounts resulting from such relationships; our ability to develop and commercialize new products and the timing of commercialization; our ability to successfully achieve adoption of and reimbursement for our Percepta Bronchial Genomic Classifier; our ability to achieve sales penetration in complex commercial accounts; the occurrence and outcome of clinical studies; the timing and publication of study results; the applicability of clinical results to actual outcomes; our inclusion in clinical practice guidelines; the continued application of clinical guidelines to our products; our ability to compete; our ability to expand into international markets and achieve adoption of our tests in such markets; our ability to obtain capital when needed; and other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, Percepta, the Veracyte logo, and the Afirma logo are trademarks or registered trademarks of Veracyte, Inc.

VERACYTE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue	$11,218	$7,476
Operating expenses:
Cost of revenue	4,566	3,607
Research and development	2,787	2,126
Selling and marketing	5,620	4,336
General and administrative	5,798	3,982
Total operating expenses	18,771	14,051
Loss from operations	(7,553)	(6,575)
Interest expense	(89)	(111)
Other income, net	32	12
Net loss and comprehensive loss	$(7,610)	$(6,674)
Net loss per common share, basic and diluted	$(0.34)	$(0.32)
Shares used to compute net loss per common share, basic and diluted	22,539,723	21,148,342

VERACYTE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$25,798	$35,014
Accounts receivable	2,564	3,050
Supplies inventory	3,732	3,696
Prepaid expenses and other current assets	1,179	1,218
Deferred tax asset	300	300
Restricted cash	118	70
Total current assets	33,691	43,348
Property and equipment, net	4,132	4,161
In-process research and development	16,000	16,000
Goodwill	1,057	1,057
Restricted cash	—	118
Other assets	180	155
Total assets	$55,060	$64,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,854	$7,397
Accrued liabilities	5,396	7,851
Deferred Genzyme co-promotion fee	1,897	1,897
Total current liabilities	14,147	17,145
Long-term debt	4,949	4,923
Deferred tax liability	300	300
Deferred rent, net of current portion	111	149
Deferred Genzyme co-promotion fee, net of current portion	474	948
Total liabilities	19,981	23,465
Total stockholders’ equity	35,079	41,374
Total liabilities and stockholders’ equity	$55,060	$64,839

(1)  The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited financial statements at that date included in the Company’s Form 10-K filed with the Securities and Exchange Commission dated March 25, 2015.

Source: Veracyte

Media Contact:
Tracy Morris
650-380-4413
tracy.morris@veracyte.com

Investor Contact:
Pam Lord
Canale Communications
619-849-6003
pam@canalecomm.com